Exhibit 99.1

For immediate release
Contact:

Ryan VanWinkle, Investor Relations, 913-661-1528

Scott Brockelmeyer, Media Relations, 913-661-1830

Ferrellgas Partners, L.P.
Reports Strong First Quarter
Adjusted EBITDA Results

Overland Park, KS (December 7, 2006)—Ferrellgas Partners, L.P. (NYSE: FGP), one of the nation’s largest propane distributors, today reported earnings for its fiscal first quarter ended October 31, 2006.

Adjusted EBITDA for the first quarter of fiscal 2007 was a near record $19.7 million. This compared to a record $20.2 million achieved in the first quarter of fiscal 2006, which more than doubled the Adjusted EBITDA reported in the first quarter of fiscal 2005.

The seasonal net loss for the fiscal quarter was $29.5 million, as compared to $25.8 million in first quarter of fiscal 2006. Due to the seasonal nature of the propane industry, the partnership has historically experienced a net loss during its fiscal first quarter as fixed costs exceed off-season cash flow. The increased net loss for the quarter primarily related to fixed costs associated with recently completed acquisitions and growth capital investments made since the same quarter last year.

Gross profit for the first quarter of fiscal 2007 was a near record $127.1 million, as compared to record results of $127.6 million achieved in the first quarter of fiscal 2006. These results reflect the partnership’s continued margin improvement which has helped to offset the impact of customer conservation on off-season propane gallon demand, which for the first quarter of fiscal 2007 was 161 million gallons, compared to 167 million gallons sold in the first quarter of fiscal 2006.

Operating expense for the first quarter of fiscal 2007 was $90.0 million, as compared to $89.7 million in the first quarter of fiscal 2006 and general and administrative expense was $11.1 million, materially unchanged from the prior fiscal year’s first quarter results. Equipment lease expense for the first quarter of fiscal 2007 was $6.6 million, down from $7.0 million in the first quarter of fiscal 2006.

“We were pleased to be able to repeat last year’s record performance, despite slightly lower propane demand realized industry-wide this Fall,” said James E. Ferrell, Chairman and Chief Executive Officer. “We have been focused during the off-season on organic customer growth, leveraging our new operating capabilities. We stand more ready than ever to face whatever Mother Nature may throw at us this year.”

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., serves more than one million customers in all 50 states, the District of Columbia and Puerto Rico. Ferrellgas employees indirectly own more than 20 million common units of the partnership through an employee stock ownership plan.

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2006, and other documents filed from time to time by these entities with the Securities and Exchange Commission.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

ASSETS	October 31, 2006	July 31, 2006
Current Assets:
Cash and cash equivalents	$23,961	$16,525
Accounts and notes receivable, net	115,490	116,369
Inventories	172,735	154,613
Prepaid expenses and other current assets	21,674	15,334

Total Current Assets	333,860	302,841
Property, plant and equipment, net	738,447	740,101
Goodwill	248,566	246,050
Intangible assets, net	261,761	248,546
Other assets, net	16,907	11,962

Total Assets	$1,599,541	$1,549,500

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$79,620	$82,212
Short term borrowings	120,597	52,647
Other current liabilities (a)	144,677	140,738

Total Current Liabilities	344,894	275,597
Long-term debt (a)	984,262	983,545
Other liabilities	19,744	19,178
Contingencies and commitments	—	—
Minority interest	5,382	5,435
Partners’ Capital:
Common unitholders (62,847,113 and 60,885,784 units
outstanding at October 2006 and July 2006, respectively)	308,737	321,194
General partner unitholder (634,819 and 615,008 units
outstanding at October 2006 and July 2006, respectively)	(56,957)	(56,829)
Accumulated other comprehensive income (loss)	(6,521)	1,380

Total Partners’ Capital	245,259	264,745

Total Liabilities and Partners’ Capital	$1,599,541	$1,549,500

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $268 million of 8 3/4% notes, which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2006 AND 2005
(in thousands, except per unit data)
(unaudited)

	Three months ended
	October 31,
	2006	2005
Revenues:
Propane and other gas liquids sales	$344,919	$353,418
Other	31,494	32,180

Total revenues	376,413	385,598
Cost of product sold:
Propane and other gas liquids sales	234,686	245,647
Other	14,620	12,355

Gross profit	127,107	127,596
Operating expense	90,011	89,724
Depreciation and amortization expense	21,656	21,103
General and administrative expense	11,085	11.168
Equipment lease expense	6,644	7,020
Employee stock ownership plan compensation charge	2,841	2,457
Loss on sale of assets and other	3,003	1,596

Operating loss	(8,133)	(5,472)
Interest expense	(22,380)	(20,875)
Interest income	970	377

Loss before income taxes and minority interest	(29,543)	(25,970)
Income tax expense	210	—
Minority interest (a)	(240)	(202)

Net loss	(29,513)	(25,768)
Net loss available to general partner unitholder	(295)	(258)

Net loss available to common unitholders	$(29,218)	$(25,510)

Basic loss available to common unitholders (b)	$(0.47)	$(0.42)

Weighted average common units outstanding	62,238.5	60,162.1

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended
	October 31,
	2006	2005
Propane gallons	161,245	167,407

Net loss	$(29,513)	$(25,768)
Income tax expense	210	—
Interest expense	22,380	20,875
Depreciation and amortization expense	21,656	21,103
Interest income	(970)	(377)

EBITDA	13,763	15,833
Employee stock ownership plan compensation charge	2,841	2,457
Unit and stock-based compensation charge (c)	333	547
Loss on disposal of assets and other	3,003	1,596
Minority interest (a)	(240)	(202)

Adjusted EBITDA (d)	19,700	20,231
Net cash interest expense (e)	(21,920)	(20,954)
Maintenance capital expenditures (f)	(3,984)	(2,826)

Distributable cash flow to equity investors (g)	$(6,204)	$(3,549)

(a) Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(b) Emerging Issues Task Force (“EITF”) 03-6 “Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share,” requires the calculation of net earnings per limited partner unit for each period presented according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had to be distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings to the general partner and a dilution of earnings to the limited partners. Due to the seasonality of the propane business, the dilution effect of the EITF 03-6 on net earnings per limited partner unit will typically impact the three months ending January 31. EITF 03-6 did not have a dilutive effect on the three and nine months ended October 31, 2006 and 2005.

(c) Statement of Financial Accounting Standards (“SFAS”) No. 123( R), “Share-Based Payment” requires that the cost resulting from all share-based payment transactions be recognized in the financial statements and resulted in a non-cash compensation charge of $0.1 million and $0.1 million to operating expense, respectively, for the three months ended October 31, 2006 and 2005, and $0.2 million and $0.4 million to general and administrative expense, respectively, for the three months ended October 31, 2006 and 2005.

(d) Management considers Adjusted EBITDA to be a chief measurement of the partnership’s overall economic performance and return on invested capital. Adjusted EBITDA is calculated as earnings before interest, income taxes, depreciation and amortization, employee stock ownership plan compensation charge, unit and stock-based compensation charge, loss on disposal of assets and other, minority interest, and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes are unusual or non-recurring, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, management believes this measure is consistent with the manner in which the partnership’s lenders and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and to fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(e) Net cash interest expense is the sum of interest expense less non-cash interest expense and interest income. This amount also includes interest expense related to the accounts receivable securitization facility.

(f) Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(g) Management considers Distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow, as management defines it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.